EXHIBIT 99.1
JANUARY 26, 2022
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Fourth Quarter 2021 Results

Hammond, Louisiana, January 26, 2022 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending December 31, 2021.

The fourth quarter of 2021 continued First Guaranty Bancshares, Inc. eight consecutive quarters of strong earnings and outstanding performance. With net earnings for the quarter of $8,049,000 ($7,467,000 after preferred stock dividend payments) First Guaranty Bancshares, Inc.’s earnings for the year 2021 totaled $27,297,000, $25,913,000 after payment of preferred stock dividends. Net income for the fourth quarter represented a 31% increase over the fourth quarter of 2020 and a 34% increase for the year 2021 over the year 2020. These strong results were the result of an increase in total interest income year over year of 11% combined with a decrease in total interest expense of approximately 14%.

Asset Quality also increased significantly as the Texas ratio decreased to 6.56% as of December 31, 2021, compared to 11.65% as of December 31, 2020.

The loan portfolio ended the year at $2,159,359,000 compared to $1,844,135,000 as of December 31, 2020. This represents an increase in the loan portfolio of year over year of 17%.

Total shareholders’ equity ended the year at $223,889,000 compared to $178,591,000 as of December 31, 2020.

On December 31, 2021, First Guaranty Bancshares, Inc. paid to its shareholders the 114th consecutive quarterly cash dividend. This cash dividend followed a 10% stock dividend which was awarded to all First Guaranty Bancshares, Inc’s shareholders on December 17, 2021. The result was a strong cash dividend and a value enhancement to First Guaranty Bancshares, Inc.

While 2021 brought great financial benefit to the shareholders for First Guaranty Bancshares, Inc., we continued to build and strengthen our Bank system. In the fourth quarter 2021, we were awarded and established loan production and deposit production offices in Vanceburg, Kentucky and Bridgeport, West Virginia. The addition of strong management and loan teams in these areas in November 2021 led to immediate loan production and loan income in these areas. As of December 31, 2021, First Guaranty Bancshares, Inc. had $64,000,000 in loans, from the new areas, booked and earning interest. An additional $81,000,000 are in the pipeline, either approved or in the approval process.

We continue to explore new opportunities for development of and expansion of our branch operations in Texas. With a strong loan pipeline, additional opportunities for reduction of interest expense, and improvements in our processes and procedures, we expect the success of First Guaranty Bancshares, Inc. to continue and to increase. The quality of our efforts have been recognized by Newsweek and Lending Tree as we have been named the Best Small Bank in the United States for the year of 2022 as a follow-up to the same title in 2021. We will continue to build a strong, fortress balance sheet and we will continue to enhance shareholder value.

Thank you for your continued support.

Sincerely,

Alton B. Lewis
President/CEO
First Guaranty, Bancshares, Inc.

About First Guaranty Bancshares, Inc.

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-six locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.

Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2021	December 31, 2020
Assets
Cash and cash equivalents:
Cash and due from banks	$261,749	$298,903
Federal funds sold	183	702
Cash and cash equivalents	261,932	299,605

Investment securities:
Available for sale, at fair value	210,620	238,548
Held to maturity, at cost (estimated fair value of $150,585 and $0 respectively)	153,536	—
Investment securities	364,156	238,548

Federal Home Loan Bank stock, at cost	1,359	3,351
Loans held for sale	—	—

Loans, net of unearned income	2,159,359	1,844,135
Less: allowance for loan losses	24,029	24,518
Net loans	2,135,330	1,819,617

Premises and equipment, net	58,637	59,892
Goodwill	12,900	12,900
Intangible assets, net	5,922	6,587
Other real estate, net	2,072	2,240
Accrued interest receivable	12,047	11,933
Other assets	23,765	18,405
Total Assets	$2,878,120	$2,473,078

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$532,578	$411,416
Interest-bearing demand	1,275,544	860,394
Savings	201,699	168,879
Time	586,671	725,629
Total deposits	2,596,492	2,166,318

Short-term borrowings	—	50,000
Repurchase agreements	6,439	6,121
Accrued interest payable	4,480	5,292
Long-term advances from Federal Home Loan Bank	3,208	3,366
Senior long-term debt	25,170	42,366
Junior subordinated debentures	14,818	14,777
Other liabilities	3,624	6,247
Total Liabilities	2,654,231	2,294,487

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 and 0 shares issued and outstanding, respectively	33,058	—
Common stock, $1 par value - 100,600,000 shares authorized and 10,716,796 shares issued[1]	10,717	10,717
Surplus	130,093	130,093
Retained earnings	56,654	37,134
Accumulated other comprehensive (loss) income	(6,633)	647
Total Shareholders' Equity	223,889	178,591
Total Liabilities and Shareholders' Equity	$2,878,120	$2,473,078
See Notes to Consolidated Financial Statements
[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except share data)	2021	2020	2021	2020
Interest Income:
Loans (including fees)	$27,724	$23,388	$103,353	$90,808
Deposits with other banks	106	56	316	404
Securities (including FHLB stock)	2,344	1,309	8,248	9,471
Federal funds sold	—	1	—	1
Total Interest Income	30,174	24,754	111,917	100,684

Interest Expense:
Demand deposits	2,015	1,444	7,237	6,089
Savings deposits	52	58	204	268
Time deposits	2,963	3,771	12,893	16,908
Borrowings	407	616	1,965	2,752
Total Interest Expense	5,437	5,889	22,299	26,017

Net Interest Income	24,737	18,865	89,618	74,667
Less: Provision for loan losses	243	10,251	2,055	14,877
Net Interest Income after Provision for Loan Losses	24,494	8,614	87,563	59,790

Noninterest Income:
Service charges, commissions and fees	765	719	2,699	2,571
ATM and debit card fees	913	789	3,562	3,022
Net (losses) gains on securities	(162)	12,160	714	14,791
Net gains on sale of loans	507	80	942	1,054
Other	751	730	2,843	2,342
Total Noninterest Income	2,774	14,478	10,760	23,780

Total Business Revenue, Net of Provision for Loan Losses	27,268	23,092	98,323	83,570

Noninterest Expense:
Salaries and employee benefits	8,501	7,411	32,179	29,600
Occupancy and equipment expense	1,935	2,093	8,681	7,709
Other	6,668	5,918	23,008	20,724
Total Noninterest Expense	17,104	15,422	63,868	58,033

Income Before Income Taxes	10,164	7,670	34,455	25,537
Less: Provision for income taxes	2,115	1,543	7,158	5,219
Net Income	8,049	6,127	27,297	20,318
Less: Preferred stock dividends	(582)	—	(1,384)	—
Net Income Available to Common Shareholders	$7,467	$6,127	$25,913	$20,318

Per Common Share:[1]
Earnings	$0.70	$0.57	$2.42	$1.90
Cash dividends paid	$0.16	$0.15	$0.60	$0.58

Weighted Average Common Shares Outstanding	10,716,796	10,716,796	10,716,796	10,716,796
See Notes to Consolidated Financial Statements
[1]All share and per share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$281,028	$106	0.15%	$231,305	$56	0.10%
Securities (including FHLB stock)	373,514	2,344	2.49%	263,164	1,309	1.98%
Federal funds sold	191	—	—%	673	1	0.59%
Loans held for sale	21	—	—%	154	1	2.87%
Loans, net of unearned income	2,056,487	27,724	5.35%	1,808,892	23,387	5.14%
Total interest-earning assets	2,711,241	$30,174	4.42%	2,304,188	$24,754	4.27%

Noninterest-earning assets:
Cash and due from banks	17,896			13,124
Premises and equipment, net	58,849			59,067
Other assets	28,936			88,284
Total Assets	$2,816,922			$2,464,663

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,210,596	$2,015	0.66%	$810,807	$1,444	0.71%
Savings deposits	203,447	52	0.10%	174,942	58	0.13%
Time deposits	593,171	2,963	1.98%	733,570	3,771	2.05%
Borrowings	50,313	407	3.21%	118,581	616	2.07%
Total interest-bearing liabilities	2,057,527	$5,437	1.05%	1,837,900	$5,889	1.27%

Noninterest-bearing liabilities:
Demand deposits	523,067			428,781
Other	12,252			13,279
Total Liabilities	2,592,846			2,279,960

Shareholders' equity	224,076			184,703
Total Liabilities and Shareholders' Equity	$2,816,922			$2,464,663
Net interest income		$24,737			$18,865

Net interest rate spread (1)			3.37%			3.00%
Net interest-earning assets (2)	$653,714			$466,288
Net interest margin (3), (4)			3.62%			3.26%

Average interest-earning assets to interest-bearing liabilities			131.77%			125.37%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.62% and 3.26% for the above periods ended December 31, 2021 and 2020 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2021 and 2020 respectively.
(5)Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Year Ended December 31, 2021			Year Ended December 31, 2020
(in thousands except for %)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-earning deposits with banks	$258,916	$316	0.12%	$182,339	$404	0.22%
Securities (including FHLB stock)	332,566	8,248	2.48%	380,991	9,471	2.49%
Federal funds sold	1,052	—	—%	678	1	0.08%
Loans held for sale	16	—	—%	377	21	5.56%
Loans, net of unearned income	2,014,095	103,353	5.13%	1,662,875	90,787	5.46%
Total interest-earning assets	2,606,645	$111,917	4.29%	2,227,260	$100,684	4.52%

Noninterest-earning assets:
Cash and due from banks	15,077			12,955
Premises and equipment, net	59,739			58,411
Other assets	26,551			49,859
Total Assets	$2,708,012			$2,348,485

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,082,922	$7,237	0.67%	$722,433	$6,089	0.84%
Savings deposits	191,967	204	0.11%	163,332	268	0.16%
Time deposits	655,025	12,893	1.97%	767,075	16,908	2.20%
Borrowings	82,565	1,965	2.38%	110,292	2,752	2.50%
Total interest-bearing liabilities	2,012,479	$22,299	1.11%	1,763,132	$26,017	1.48%

Noninterest-bearing liabilities:
Demand deposits	477,802			393,734
Other	10,619			12,714
Total Liabilities	2,500,900			2,169,580

Shareholders' equity	207,112			178,905
Total Liabilities and Shareholders' Equity	$2,708,012			$2,348,485
Net interest income		$89,618			$74,667

Net interest rate spread (1)			3.18%			3.04%
Net interest-earning assets (2)	$594,166			$464,128
Net interest margin (3), (4)			3.44%			3.35%

Average interest-earning assets to interest-bearing liabilities			129.52%			126.32%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.44% and 3.36% for the above periods ended December 31, 2021 and 2020 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2021 and 2020 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of December 31, 2021, September 30, 2021, June 30, 2021 and March 31, 2021:

	December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$174,334	8.1%	$165,090	7.9%	$191,795	9.3%	$141,858	7.2%
Farmland	31,810	1.5%	28,008	1.4%	28,157	1.4%	26,410	1.3%
1- 4 Family	288,347	13.3%	287,668	13.8%	278,252	13.4%	273,071	13.9%
Multifamily	65,848	3.0%	102,478	4.9%	104,461	5.0%	110,955	5.6%
Non-farm non-residential	886,407	40.9%	850,614	40.9%	830,686	40.0%	814,003	41.3%
Total Real Estate	1,446,746	66.8%	1,433,858	68.9%	1,433,351	69.1%	1,366,297	69.3%
Non-Real Estate:
Agricultural	26,747	1.2%	36,215	1.7%	34,123	1.6%	26,468	1.3%
Commercial and industrial(1)	390,405	18.0%	343,428	16.5%	358,831	17.3%	330,332	16.8%
Consumer and other(2)	302,150	14.0%	267,683	12.9%	248,157	12.0%	248,814	12.6%
Total Non-Real Estate	719,302	33.2%	647,326	31.1%	641,111	30.9%	605,614	30.7%
Total loans before unearned income	2,166,048	100.0%	2,081,184	100.0%	2,074,462	100.0%	1,971,911	100.0%
Unearned income	(6,689)		(7,723)		(8,054)		(5,479)
Total loans net of unearned income	$2,159,359		$2,073,461		$2,066,408		$1,966,432

(1) Includes PPP loans fully guaranteed by the SBA of $35.4 million at December 31, 2021.
(2) Includes equipment financing leases of $254.0 million at December 31, 2021.

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Nonaccrual loans:
Real Estate:
Construction and land development	$530	$623	$623	$621
Farmland	787	791	791	840
1- 4 family	2,861	3,034	2,157	2,244
Multifamily	—	—	—	—
Non-farm non-residential	8,733	9,592	7,512	7,846
Total Real Estate	12,911	14,040	11,083	11,551
Non-Real Estate:
Agricultural	2,302	2,416	2,545	3,508
Commercial and industrial	699	616	890	663
Consumer and other	803	679	549	387
Total Non-Real Estate	3,804	3,711	3,984	4,558
Total nonaccrual loans	16,715	17,751	15,067	16,109

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	246	—	1,471	880
Farmland	—	—	—	—
1- 4 family	514	1,340	3,462	4,908
Multifamily	162	—	—	—
Non-farm non-residential	281	739	2,431	2,240
Total Real Estate	1,203	2,079	7,364	8,028
Non-Real Estate:
Agricultural	—	—	150	186
Commercial and industrial	23	521	578	781
Consumer and other	19	—	141	132
Total Non-Real Estate	42	521	869	1,099
Total loans 90 days and greater delinquent & accruing	1,245	2,600	8,233	9,127

Total non-performing loans	17,960	20,351	23,300	25,236

Real Estate Owned:
Real Estate Loans:
Construction and land development	—	—	—	90
Farmland	—	—	—	—
1- 4 family	817	1,043	357	119
Multifamily	—	—	—	—
Non-farm non-residential	1,255	1,488	1,663	1,765
Total Real Estate	2,072	2,531	2,020	1,974
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	2,072	2,531	2,020	1,974

Total non-performing assets	$20,032	$22,882	$25,320	$27,210

Non-performing assets to total loans	0.93%	1.10%	1.23%	1.38%
Non-performing assets to total assets	0.70%	0.81%	0.92%	1.06%
Non-performing loans to total loans	0.83%	0.98%	1.13%	1.28%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At December 31,
(in thousands except for share data and %)	2021	2020	2019	2018	2017
Tangible Common Equity
Total shareholders' equity	$223,889	$178,591	$166,035	$147,284	$143,983
Adjustments:
Preferred	33,058	—	—	—	—
Goodwill	12,900	12,900	12,942	3,472	3,472
Acquisition intangibles	5,051	5,815	6,527	2,704	3,249
Tangible common equity	$172,880	$159,876	$146,566	$141,108	$137,262
Common shares outstanding[1]	10,716,796	10,716,796	10,716,796	10,657,245	10,657,245
Book value per common share[1]	$17.81	$16.66	$15.49	$13.82	$13.51
Tangible book value per common share[1]	$16.13	$14.92	$13.68	$13.24	$12.88
Tangible Assets
Total Assets	$2,878,120	$2,473,078	$2,117,216	$1,817,211	$1,750,430
Adjustments:
Goodwill	12,900	12,900	12,942	3,472	3,472
Acquisition intangibles	5,051	5,815	6,527	2,704	3,249
Tangible Assets	$2,860,169	$2,454,363	$2,097,747	$1,811,035	$1,743,709
Tangible common equity to tangible assets	6.04%	6.51%	6.99%	7.79%	7.87%
[1]All share amounts have been restated to reflect the ten percent stock dividend paid December 17, 2021 to shareholders of record as of December 15, 2021.